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ASPEN TECHNOLOGY, INC.
20 CROSBY DRIVE
BEDFORD, MA 01730

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [TBD], 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [TBD], 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D64747-S39840 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASPEN TECHNOLOGY, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.	**For**	**Against**	**Abstain**
1. Adopt the Transaction Agreement and Plan of Merger (the "Transaction Agreement"), dated October 10, 2021, among Aspen Technology, Inc. ("AspenTech"), Emerson Electric Co., EMR Worldwide Inc., Emersub CX, Inc., and Emersub CXI, Inc., and approve the transactions contemplated by the Transaction Agreement, including the Merger (as defined in the Transaction Agreement) (collectively, the "Transactions").	☐	☐	☐
2. Approve, on a non-binding, advisory basis, the compensation that will or may become payable to AspenTech's named executive officers in connection with the Transactions.	☐	☐	☐
3. Approve the adjournment of the special meeting if AspenTech determines that it is necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the Transaction Agreement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The [TBD] is/are available at www.proxyvote.com.

D64748-S39840

ASPEN TECHNOLOGY, INC.

Proxy Solicited on behalf of the Board of Directors for Special Meeting of Stockholders to be held [TBD], 2022

The undersigned hereby authorizes and appoints Antonio J. Pietri, Chantelle Breithaupt and Frederic G. Hammond, and each of them, as proxies with full power of substitution, to vote all shares of common stock, par value $0.10 per share, of Aspen Technology, Inc., held of record by the undersigned as of the close of business on [TBD], at the Special Meeting of Stockholders to be held on [TBD], 2022 at [TBD] Eastern time at [TBD], and at any adjournments thereof, on all matters that may properly come before said meeting.

If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the board of directors recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the special meeting in accordance with their best judgment.

Continued and to be signed on reverse side